UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Business Alignment

Intrexon Corporation (“Intrexon”) announced on April 3, 2019, that it is working to align its operations into two units, Intrexon Health and Intrexon Bioengineering, in an effort to better deploy resources, realize inherent synergies and position the company for growth with a core focus on healthcare. In connection with these efforts, Intrexon took a number of compensation and employment related actions.

Departure of Certain Officers

On April 3, 2019, Intrexon announced that Nir Nimrodi, Chief Business Officer, and Joel Liffmann, Senior Vice President, Finance, will be departing Intrexon effective April 5, 2019.

Continuing Employment Agreements

In connection with the business alignment activities, Intrexon’s Chairman and Chief Executive Officer, Randal J. Kirk, recommended that Intrexon enter into continuing employment agreements with each executive officer, other than Mr. Kirk. On April 1, 2019, the Compensation Committee (the “Compensation Committee”) of Intrexon’s Board of Directors (the “Board”) approved a form of continuing employment agreement to be entered into with each executive officer other than Mr. Liffmann and Mr. Nimrodi (the “Continuing Employment Agreements”). The Continuing Employment Agreements provide for certain severance rights upon the termination of such executive officer “without cause” or resignation by such executive officer for “good reason.” Pursuant to the terms of the Continuing Employment Agreements, each executive officer shall be entitled to receive (1) payment equivalent to 18 months of his or her base pay, less applicable withholding amounts, and (2) the executive officer’s expected cost of COBRA premiums for continued medical coverage for up to 18 months. As a condition to receiving these severance benefits, the employee will be required to execute and deliver a release of claims within 60 days of the termination date. The description of the Continuing Employment Agreements set forth herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Continuing Employment Agreement, a copy of which will be filed as an exhibit to Intrexon’s Form 10-Q for the quarter ending March 31, 2019.

Continuation of Existing Compensation Arrangement with CEO

On April 1, 2019, the Company entered into a Restricted Stock Unit Agreement (the “RSU Agreement”), approved by the Compensation Committee and the independent members of the Board, which entails a continuation of Mr. Kirk’s compensation arrangement for an additional twelve months until March 31, 2020. Under this arrangement, Mr. Kirk will receive as compensation a payment of $200,000 per month, which payment will be made in fully-vested shares of Intrexon Common Stock subject to a three-year lockup on resale from the date of issuance. The shares of Common Stock will be valued based on the volume-weighted average of the price of the Common Stock on the Nasdaq Global Select Market or such other exchange as the Common Stock may have been traded on over the 30-day period ending on the last calendar day of the month with respect to which the award is payable. The RSU Agreement was awarded under the Intrexon 2013 Omnibus Incentive Plan, as amended. The terms of the RSU Agreement are otherwise identical to Mr. Kirk’s previously disclosed compensation arrangements.

The foregoing description of the RSU Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the RSU Agreement, a copy of which will be filed as an exhibit to Intrexon’s Form 10-Q for the quarter ending March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrexon Corporation

By:	/s/ Rick L. Sterling
Rick L. Sterling
Chief Financial Officer

Dated: April 3, 2019